Exhibit 10.1

Form of Restricted Stock Unit Agreement

Grant No.:

ON ASSIGNMENT, INC.

RESTATED 1987 STOCK OPTION PLAN

(as amended and restated April 18, 2003)

STOCK UNIT AGREEMENT

On Assignment, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.01 par value (the “Stock”), to the individual named below as the Grantee, subject to the vesting conditions set forth in the attachment.  Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s Restated 1987 Stock Option Plan (the “Plan”).

Grant Date:	, 20

Name of Grantee:

Grantee’s Employee Identification Number:		-	-

Number of Stock Units Covered by Grant:

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which will be provided on request.  You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

ON ASSIGNMENT, INC.

RESTATED 1987 STOCK OPTION PLAN

STOCK UNIT AGREEMENT

Stock Unit Transferability

This grant is an award of stock units in the number of units set forth on the cover sheet, subject to the vesting conditions described below (“Stock Units”). Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Definitions	Capitalized terms not defined in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Vesting

Your Stock Unit grant vests as to twenty five percent (25%) of the total number of Stock Units shown on the cover sheet on August 3, 2006, as long as you continue to be a Service Provider on that date. An additional one-sixteenth (1/16) of the Stock Units under this Stock Unit grant (as shown on the cover sheet) will become vested on each of the following dates; provided, that, you then continue in Service:

Vesting Dates

November 3, 2006

February 3, 2007
May 3, 2007
August 3, 2007
November 3, 2007

February 3, 2008
May 3, 2008
August 3, 2008
November 3, 2008

February 3, 2009
May 3, 2009
August 3, 2009

The resulting aggregate number of vested Stock Units will be rounded down to the nearest whole number of Stock Units. You may not vest in more than the number of Stock Units covered by this grant.

No additional Stock Units will vest after your Service has terminated for any reason.

Forfeiture of Unvested Units	In the event that your Service terminates for any reason, unless otherwise provided in an applicable employment agreement between you and the Company or an Affiliate, you will forfeit all of the Stock Units that have not yet vested.

Delivery of Stock Pursuant to Vested Units

On each Vesting Date, a certificate for the shares of Stock represented by the Stock Units that became vested on that Vesting Date shall be delivered to you (or at the Company’s option an appropriate book-entry shall be made representing the issuance of the Stock), subject to the paragraph below regarding withholding taxes. Once the share of Stock represented by a vested Stock Unit has been delivered or otherwise issued to you, you shall have no further rights with regard to the Stock Unit.

Leaves of Absence

For purposes of this Stock Unit grant, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating three months after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Stock Units or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (i) require that you arrange such payments to the Company, (ii) withhold such amounts from other payments due to you from the Company or any Affiliate, or (iii) cause an immediate forfeiture of shares of Stock subject to the Restricted Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights

This Agreement does not give you the right to be retained or employed by the Company (or any Affiliates) in any capacity. The Company (and any Affiliate) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights

You do not have any of the rights of a shareholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. You will, however, be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit that you then hold equal to the per-share dividend paid on the Stock. Such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Stock Units covered by this grant will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of Section 18 of the Plan.

Corporate Transaction

Your Stock Unit grant shall immediately vest in full, in the event of, and contingent upon the consummation of, any Corporate Transaction (as defined in the Plan), except to the extent the obligation to issue shares in connection with the Stock Unit grant is assumed by the successor corporation (or parent thereof), or replaced with stock units relating to the common stock of the successor corporation (or parent thereof) in connection with such Corporate Transaction. In the event that the obligation to issue shares in connection with the Stock Unit grant is assumed or substituted for by the successor corporation (or parent thereof) in connection with such Corporate Transaction, the Stock Unit grant shall continue to vest in accordance with the schedule set forth in this Stock Unit Agreement.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Stock Unit grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Stock Unit grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Julie Hernandez at (818) 878-3136 to request paper copies of these documents.

The Plan

The text of the Plan is incorporated in this Agreement by reference. This Agreement, the Plan, and an applicable employment agreement with the Company, if any, constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded. The Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.